Exhibit 99.1

Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala
Elsherbini, COO
972-458-8000

BEACON ENTERPRISE SOLUTIONS REPORTS FISCAL 2011 FINANCIAL RESULTS

— Net Sales Increase 35% for The Year —
— Operating Expenses Decline 12% for The Year —
— Positive Income from Operations and EBITDA from Core Business Units in Q4 —
— Conference Call To Be Held Tomorrow at 10:00 A.M. Eastern Time —

LOUISVILLE, KY, December 12, 2011 — Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS), reports fiscal year end and fourth quarter financial results for the period ended September 30, 2011, which are discussed below:

Financial Highlights for the Fiscal Year ended September 30, 2011:

o	Net Sales for the year increased 35% to $18.9 million from $13.9 million in the prior year;
o	Gross Profit for the year increased 14% to $6.7 million from $5.9 million in the prior year;
o	Operating Expenses for the year decreased 12% to $10.2 million from $11.6 million in the prior year;
o	Loss from Operations for the year improved by 39% to ($3.4 million) from ($5.7 million) in the prior year;
o	Net Income per share for the year was positive $0.09 vs. a loss of ($0.57) in the prior year;
o	The Company’s cash position increased by 250% to $861,000 from $246,000 at the end of the prior year;
o
The Company’s total assets remained constant at approximately $12 million while total liabilities decreased by 41% to $8.4 million from $14.1 million in the prior year, which resulted in a $5.7 million improvement to shareholders equity from ($2 million) at the end of the prior year to $3.6 million as of September 30, 2011.

Financial Highlights for the Fiscal 2011 Fourth Quarter:

o	Net Sales for the quarter increased 26% to $5.4 million from $4.3 million in the year-ago fourth quarter;
o	Gross profit for the quarter increased 77% to $2.1 million from $1.2 million in the year-ago fourth quarter;
o	Operating Expenses from core business units for the quarter decreased by 33% to $2.1 million from $3.1 million in the year-ago fourth quarter;
o	Income from operations from core business units for the quarter improved by $2 million to $47,000 from a loss of ($1.9 million) in the year-ago fourth quarter;

o	EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) from core business units for the quarter was $166,000 up from a loss of ($1.9 million) in the year-ago fourth quarter.

Bruce Widener, Chairman and CEO of Beacon Solutions commented, “I’m pleased to report another quarter of double digit growth despite the challenges presented by the current economic environment.  Year-over-year net sales and gross margin are both up and operating expenses and current liabilities are down.  Our cash position is the best it’s been since inception and for the first time in our Company’s history we generated positive income from operations from our core business units during the most recent quarter.”

“During the year we refocused our sales efforts on higher-margin professional services business, redefined and documented our business processes and implemented a new cloud-based ERP solution,” continued Widener.  “We isolated the legacy middle-market business from Beacon’s daily operations and aligned our workforce with the goals and objectives of our Company and our clients.  We believe the changes we’ve made in the past year provide for a more efficient method of operation and will meet the market opportunity and more importantly, specific, individual marquee customer needs that will enable significant growth in 2012.”

Jerry Bowman, President and Chief Operating Officer commented, “During last fiscal year by simply mining our existing backlog it became obvious that through expanding the breadth of engineering services for mission critical environments that we could increase the average revenue per data center and computer room, in some cases resulting in a 6-fold increase, with no sacrifice in margin or associated increase in overhead costs.  The equation of same sales people, same client, same services employees, but with increased scope of work, makes a lot of sense and is working very well for us.  This sales mining strategy is working equally well in expanding backlog from existing clients without any additional sales costs.”

“During 2011 we also observed that some of the individual services that were bundled together, made sense for our client, but not when linked to other services,” continued Bowman.  “One of these individual services, documentation, reduces the cost to survey and assess remote sites, provides a client-accessible database, for planning consolidation and M&A projects with updated data.  The foundational documentation services, to mobilize just-in-time wired and wireless field engineering resources while reducing cost, enabled Beacon to move forward this fall with the first of the mega projects that were delayed early last year.  As a result of adapting our services to shifting client requirements we now have people on site performing wireless documentation services to roughly 10 million square feet of space.”

“With the implementation of our new CRM system completed, in fiscal 2012 we stopped using our estimated backlog tool, and began using the capabilities our new cloud-based CRM tool to better forecast contract backlog and integrate new clients and project opportunities,” continued Bowman.  “The new weighted forecast includes contracted backlog along with weighted opportunities based on the five stages of the sale, classified by whether the client is new, an existing client with no enterprise agreement in place, or whether it’s an existing client with a contract in place.  We took a two-year look-back at project opportunities to determine what percentage of the opportunities resulted in recognized revenue to date, and then applied those percentages to each new opportunity within the CRM.  Currently the aggregate value of these projects, referred to as our Blended Project Funnel, stands at $111 million with $37 million in weighted project value over the next 12-18 months.  It is important to note that this is not a revenue forecast, but rather an indicator of project activity which could accelerate or decelerate as we progress through the upcoming year.”

“Another positive indicator lies in our ITS Contract Services group where work ticket volume, which is a measure of customer activity, increased by 31% to 1,588 in fiscal year 2011 up from 1,214 in fiscal year 2010.  Tickets can range from $300 up to $300,000 dollars in value.  While this service is one of the most challenging to implement, it also holds some of the most explosive growth potential.  Beacon has consistently proven that we can facilitate internal client savings and permit them to focus on their core business with our ITS Contract Services (ICS).  Once a contract is in place long enough for us to baseline client activity, this revenue adds stability and predictability that helps us more accurately forecast and reach revenue goals,” concluded Bowman.

S. Scott Fitzpatrick, Vice President Corporate Controller and Treasurer commented, “The increase in sales volume, continued performance in driving margin through our business model and operating expense management has resulted in significant operational improvements. We will continue to focus on these three operating metrics as our drive toward profitability continues.”

“During the fourth quarter of 2011 as a percent of revenue, gross profit was in line with our expectations at 39%,” continued Fitzpatrick.  “We expect we will continue to see margin performance consistent with our results in the fourth quarter, with variances depending on our mix of higher margin work and the relative delivery stage of our larger projects and programs.  In the third quarter of fiscal 2011, our margin was higher due to the fact that we began several major programs in the period and our higher margin work is typically delivered near the beginning of these programs.”

“We also made significant improvements in our cash performance metrics during fiscal 2011.  Our DSO stood at 78 days as of September 30, 2011 as compared with 92 days at the end of fiscal 2010, our A/R turnover increased from 3.9 to 4.6.  As a result of this improved performance and our improved operational performance, our cash burn significantly decreased in the second half of 2011.  We would expect to continue to make improvements in our cash management in fiscal 2012 as our revenue continues to increase and we continue to leverage our existing infrastructure and resources,” concluded Fitzpatrick.

References to performance measures from core business units exclude a one-time, non-cash charge of $656,000 related to the sale of a legacy business unit that provided installation services to middle-market customers.

Earnings Conference Call, Tuesday December 13, 2011 @ 10:00 a.m. EST:

Beacon’s Management will hold a conference call on Tuesday December 13, 2011 @ 10:00 a.m. EST to discuss its fiscal year end and fourth quarter financial results for the period ended September 30, 2011. Participants on the call will include Bruce Widener, Chairman and CEO; Jerry Bowman, President and COO; and S. Scott Fitzpatrick, Vice President Corporate Controller and Treasurer.  The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 20119461.  Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID.  Please dial in 15 minutes prior to the beginning of the call. The conference call will be simultaneously webcast and available on the company's website, http://www.askbeacon.com, under the "Investor Relations" tab.  A digital recording of the conference call will be available for replay two hours after the end of the call's completion until 11:59 p.m. EST on Thursday, December 15, 2011 by calling 404-537-3406 and entering conference ID # 20119461.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management.  Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

— Financial Tables Follow —

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(all amounts in 000's except share data)
	September 30,	September 30,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$861	$246
Accounts receivable, net	3,752	4,535
Inventory, net	-	557
Prepaid expenses and other current assets	1,345	357
Current assets of discontinued operations	-	133
Total current assets	5,958	5,828

Property and equipment, net	249	420
Goodwill	2,792	2,792
Other intangible assets, net	2,905	3,011
Other assets	18	20
Total assets	$11,922	$12,071

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
Bridge note - related party	$100	$100
Current portion of long-term debt	180	379
Senior secured notes payable, net of unamortized deferred debt discount of $48	2,952	-
Accounts payable	3,204	2,971
Accrued expenses and other current liabilities	1,691	880
Current liabilities of discontinued operations	-	8,558
Total current liabilities	8,127	12,888

Non-current line of credit - related party	-	630
Long-term debt, less current portion	24	403
Deferred tax liability	212	153
Total liabilities	8,363	14,074

Stockholders' equity (deficiency)
Preferred Stock: $0.01 par value, 5,000,000 shares authorized, 1,491 and 1,041 shares issued and outstanding at September 30, 2011 and 2010, respectively, in the following classes:
Series A convertible preferred stock, $1,000 stated value, 4,500 shares authorized, 30 shares issued and outstanding at September 30, 2011 and 2010, respectively, (liquidation preference $96)	30	30
Series A-1 convertible preferred stock, $1,000 stated value, 1,000 shares authorized, 311 shares issued and outstanding at September 30, 2011 and 2010, respectively, (liquidation preference $471)	311	311
Series B convertible preferred stock, $1,000 stated value, 4,000 shares authorized, 700 shares issued and outstanding at September 30, 2011 and 2010, respectively, (liquidation preference $1,020)	700	700
Series C-1 convertible preferred stock, $1,500 stated value, 400 shares authorized, 350 issued and outstanding at September 30, 2011 (liquidation preference $703)	525	-
Series C-2 convertible preferred stock, $1,500 stated value, 2,000 shares authorized, 100 issued and outstanding at September 30, 2011 (liquidation preference $198)	150	-
Common stock, $0.001 par value 70,000,000 shares authorized 37,611,396 and 37,376,396 shares issued and outstanding at September 30, 2011 and 2010, respectively.	38	37
Additional paid in capital	38,342	37,137
Accumulated deficit	(36,583)	(39,711)
Accumulated other comprehensive income (loss)	46	(507)
Total stockholders' equity (deficiency)	3,559	(2,003)
Total liabilities and stockholders' equity	$11,922	$12,071

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(all amounts in 000's except share and per share data)

	For the Three	For the Three	For the	For the
	Months Ended	Months Ended	Year Ended	Year Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Net sales	$5,415	$4,309	$18,894	$13,996
Cost of goods sold	417	306	1,223	1,558
Cost of services	2,867	2,798	10,951	6,522
Gross profit	2,131	1,205	6,720	5,916

Operating expenses
Salaries and benefits	1,272	1,472	5,568	6,036
Selling, general and administrative	812	1,657	3,984	5,559
Loss on sale of unit	656	-	656	-
Total operating expense	2,740	3,129	10,208	11,595
Loss from operations	(609)	(1,924)	(3,488)	(5,679)

Other expenses
Interest expense	(160)	(27)	(420)	(241)
Other expenses	(157)	181	(721)	(18)
Change in fair value of warrants	-	-	-	(4,373)
Total other expenses	(317)	154	(1,141)	(4,632)

Net loss before income taxes	(926)	(1,770)	(4,629)	(10,311)

Income tax benefit (expense)	122	(107)	(41)	(63)

Loss from continuing operations	(804)	(1,877)	(4,670)	(10,374)
Income (loss) from discontinued operations	-	(1,001)	7,892	(8,181)

Net (loss) income	(804)	(2,878)	3,222	(18,555)

Preferred Stock:
Contractual dividends	(30)	(19)	(94)	(175)
Deemed dividends related to beneficial conversion feature	-	(6)	-	(99)

Net (loss) income available to common stockholders	$(834)	$(2,903)	$3,128	$(18,829)

Net loss per share to common stockholders - basic and diluted
Net loss per share from continning operations	(0.02)	(0.06)	(0.12)	(0.32)
Net (loss) income per share from discontinued operations	-	(0.03)	0.21	(0.25)
	$(0.02)	$(0.09)	$0.09	$(0.57)

Weighted average shares outstanding - basic and diluted	37,536,504	30,258,763	37,417,368	32,254,769

Other comprehensive income, net of tax
Net (loss) income	$(834)	$(2,903)	$3,128	$(18,829)
Foreign currency translations adjustment	553	(28)	553	(28)
Comprehensive (loss) income	$(281)	$(2,931)	$3,681	$(18,857)

Loss from operations	(609)	(1,924)	(3,488)	(5,679)
Adjustment for non-cash loss from sale of unit	656	-	656	-
Adusted EBIT	47	(1,924)	(2,832)	(5,679)

Depreciation and Amortization	119	52	502	589
EBITDA	166	(1,872)	(2,330)	(5,090)

Other adjustments
Investor relations adjustments	101	142	239	695
Share based payments	214	250	1,022	1,381
Non-recurring costs	(146)	113	(229)	258
Adjusted EBITDA	335	(1,367)	(1,298)	(2,756)